Exhibit 21.1

                          HOSPITALITY PROPERTIES TRUST
                         SUBSIDIARIES OF THE REGISTRANT



HPT CW Properties  Trust  (Maryland)
HPT CW II Properties Trust (Maryland)
HPTCY Properties Trust (Maryland)
HPT HSD Properties Trust (Maryland)
HPTMI Properties Trust (Maryland)
HPTMI II Properties Trust (Maryland)
HPTMI III Properties Trust (Maryland)
HPTRI Properties Trust (Maryland)
HPTSHC Properties Trust (Maryland)
HPT Suite  Properties  Trust (Maryland)
HPTSY Properties Trust (Maryland)
HPTWN Properties Trust (Maryland)